NEWS RELEASE
NCR Atleos Corporation Reports Third Quarter 2023 Results

ATLANTA, November 14, 2023 - NCR Atleos Corporation (NYSE: NATL) (“Atleos”) reported financial results today for the three months ended September 30, 2023. Third quarter results and other recent highlights include:

•Revenue of $1.1 billion, increase of 4% year-over-year
•Recurring revenue of $765 million, increase of 6% year-over-year
•Net income (loss) attributable to Atleos of $(58) million on a GAAP basis, impacted by substantial separation transaction related expenses
•Adjusted EBITDA of $210 million, increase of 7% year-over-year
•Announces investor update call on December 5, 2023

“Across the first three quarters of 2023, the Atleos team simultaneously executed against our financial commitments, advanced our strategy, and completed a transformational separation. Our momentum is consistent with the expectations we described to investors as we prepared for the separation. I appreciate the exceptional commitment and effort that our employees demonstrated,” said Tim Oliver, Chief Executive Officer. “We are energized by our launch as a pure-play public company and will focus all of our resources on meeting our ATM customers' needs and extending our leadership position in digital-to-physical transactions.”
The core business segments continue to deliver strong results:
•Self Service Banking: Revenue $656 million, increase of 4% year-over-year; Adjusted EBITDA $172 million, increase of 23% year-over-year
•Network: Revenue $335 million, increase of 7% year-over-year; Adjusted EBITDA $113 million, increase of 14% year-over-year

Notes to Investors

Atleos has historically operated as a part of NCR Voyix Corporation, formerly known as NCR Corporation (“Voyix” or “NCR”); consequently, stand-alone financial statements have not historically been prepared. The accompanying results have been derived from NCR’s historical accounting records and are presented on a stand-alone basis as if Atleos operations had been conducted independently from NCR. Refer to the section entitled “Spin-off Information” for additional information.
In this release, we use certain non-GAAP measures. These non-GAAP measures include “Adjusted EBITDA,” and others with the words “non-GAAP” in their titles. These non-GAAP measures are listed, described and reconciled to their most directly comparable GAAP measures under the heading “Non-GAAP Financial Measures” later in this release.

About Atleos

Atleos (NYSE: NATL) is a leading provider of solutions that enable banks and retailers to deliver best-in-class self-service banking experiences for their customers. Atleos solutions help our customers expand reach, provide greater financial access, and reduce operational complexity through industry-leading technologies, unmatched global services capabilities, the largest surcharge-free network and expertise in running ATM networks. Atleos is headquartered in Atlanta, Georgia, with 20,000 employees globally.

Web site: https://www.ncratleos.com
X (Twitter): https://twitter.com/ncratleos
Facebook: https://www.facebook.com/Atleos.NCR/
LinkedIn: https://www.linkedin.com/company/ncratleos
YouTube: https://www.youtube.com/@ncratleos
Instagram: https://www.instagram.com/ncratleos/

News Media Contact
Scott Sykes
NCR Atleos Corporation
scott.sykes@ncratleos.com
Investor Contact
Brendan Metrano
NCR Atleos Corporation
brendan.metrano@ncratleos.com
Cautionary Statements
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “plan,” “confident,” “believe,” “will,” “should,” “would,” “potential,” “positioning,” “proposed,” “planned,” “objective,” “likely,” “could,” “may,” and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Statements that describe or relate to Atleos’s plans, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Examples of forward-looking statements in this release include, without limitation, statements regarding: our expectations of demand for our solutions and execution and the impact thereof on our financial results and our intention to focus our resources on meeting our ATM customers' needs and extending our leadership position in digital-to-physical transactions following the spin-off. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of Atleos’s control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors relating to:
•Strategy and Technology: transforming our business model; development and introduction of new solutions; competition in the technology industry; integration of acquisitions and management of alliance activities; and our multinational operations;
•Business Operations: domestic and global economic and credit conditions; risks and uncertainties from the payments-related business and industry; disruptions in our data center hosting and public cloud facilities; retention and attraction of key employees; defects, errors, installation difficulties or development delays; failure of third-party suppliers; a major natural disaster or catastrophic event, including the impact of the coronavirus (COVID-19) pandemic and geopolitical and macroeconomic challenges; environmental exposures from historical and ongoing manufacturing activities; and climate change;
•Data Privacy & Security: impact of data protection, cybersecurity and data privacy including any related issues;
•Finance and Accounting: our level of indebtedness; the terms governing our indebtedness; incurrence of additional debt or similar liabilities or obligations; access or renewal of financing sources; our cash flow sufficiency to service our indebtedness; interest rate risks; the terms governing our trade receivables facility; the impact of certain changes in control relating to acceleration of our indebtedness, our obligations under other financing arrangements, or required repurchase of our senior secured notes; any lowering or withdrawal of the ratings assigned to our debt securities by rating agencies; our pension liabilities; and write down of the value of certain significant assets;
•Law and Compliance: allegations or claims by third parties that our products or services infringe on intellectual property rights of others, including claims against our customers and claims by our customers to defend and indemnify them with respect to such claims; protection of our intellectual property; changes to our tax rates and additional income tax liabilities; uncertainties regarding regulations, lawsuits and other related matters; and changes to cryptocurrency regulations;
•Governance: actions or proposals from stockholders that do not align with our business strategies or the interests of our other stockholders;
•Separation: the potential strategic benefits, synergies or opportunities expected from the separation may not be realized or may take longer to realize than expected; the potential inability to access, or reduced access, to the capital markets or increased cost of borrowings, including as a result of a credit rating downgrade; the incurrence of significant costs in connection with the separation; the potential adverse reactions to the separation by customers, suppliers, strategic partners or key personnel and potential difficulties in maintaining relationships with such persons and risks associated with third party contracts containing consent, and/or other provisions that may be triggered by the separation; unforeseen tax liabilities or changes in tax law; non-compete restrictions in the separation agreement entered into in connection with the separation; requests, requirements or penalties imposed by any governmental authorities related to certain existing liabilities; that Atleos may incur material costs and expenses as a result of the Spin-off; that Atleos has no history operating as an independent, publicly traded company, and Atleos’s historical and pro forma financial information is not necessarily representative of the results that it would have achieved as a separate, publicly traded company and therefore may not be a reliable indicator of its future results; Atleos’s obligation to indemnify Voyix pursuant to the agreements entered into in connection with the Spin-off (including with respect to material taxes) and the risk Voyix may not fulfill any obligations to indemnify Atleos under such agreements; that under applicable tax law, Atleos may be liable for certain tax liabilities of Voyix following the Spin-off if Voyix were to fail to pay such taxes; that agreements binding on Atleos restrict it from taking certain actions after the distribution that could adversely impact the intended U.S. federal income tax treatment of the distribution and related transactions; potential liabilities arising out of state and federal fraudulent conveyance laws; the fact that Atleos may receive worse commercial terms from third-parties for services it presently receives from Voyix; that certain of Atleos’s executive officers and directors may have actual or potential conflicts of interest because of their previous positions at Voyix; potential difficulties in maintaining relationships with key personnel; that Atleos will not be able to rely on the earnings, assets or cash flow of Voyix and Voyix will not provide funds to finance Atleos’s working capital or other cash requirements.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those set forth in the forward-looking statements. There can be no guarantee that Atleos will be able to realize any of the potential strategic benefits, synergies or opportunities as a result of these actions, nor can there be any guarantee that shareholders will achieve any particular level of shareholder returns. There can be no guarantee that the separation will enhance value for shareholders, or that Atleos will be commercially successful in the future, or achieve any particular credit rating or financial results. Additional information concerning these and other factors can be found in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s Form 10, quarterly reports on Form 10-Q, and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SPIN-OFF INFORMATION. On September 15, 2022, NCR Voyix Corporation, formerly known as NCR Corporation (“Voyix” or “NCR”), announced its plan to separate its businesses into two distinct, publicly traded companies, whereby NCR would execute a Spin-off to NCR shareholders of its self-service banking, network, and telecommunications and technology businesses (the “Spin-off” or “Separation”). On September 22, 2023, the Board of Directors of NCR authorized the Spin-off of Atleos to be completed on October 16, 2023. Prior to October 16, 2023, the Company was wholly owned by NCR.
Non-GAAP Financial Measures
Non-GAAP Financial Measures. While Atleos reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, in this release Atleos also uses the non-GAAP measures listed and described below.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA). Atleos’s management uses the non-GAAP measure Adjusted EBITDA because it provides useful information to investors as an indicator of performance of the Company’s ongoing business operations. Atleos determines Adjusted EBITDA based on GAAP Net income attributable to Atleos plus interest expense, net; plus income tax expense (benefit); plus depreciation and amortization; plus acquisition-related costs; plus pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits; plus separation-related costs; plus transformation and restructuring charges (which includes integration, severance and other exit and disposal costs); plus stock-based compensation expense; plus other (expense) income items. These adjustments are considered non-operational or non-recurring in nature and are excluded from the Adjusted EBITDA metric utilized by our chief operating decision maker (“CODM”) in evaluating segment performance and are separately delineated to reconcile back to total reported income attributable to Atleos. This format is useful to investors because it allows analysis and comparability of operating trends. It also includes the same information that is used by Atleos management to make decisions regarding our segments and to assess our financial performance. Refer to the table below for the reconciliations of Net income attributable to Atleos (GAAP) to Adjusted EBITDA (non-GAAP).
Special Item Related to Russia The war in Eastern Europe and related sanctions imposed on Russia and related actors by the United States and other jurisdictions required us to commence the orderly wind down of our operations in Russia in the first quarter of 2022. As of September 30, 2023, we have ceased operations in Russia and are in the process of dissolving our only subsidiary in Russia. As a result, for the three and nine months ended September 30, 2022, our presentation of segment revenue and Adjusted EBITDA exclude the immaterial impact of our operating results in Russia, as well as the impact of impairments taken to write down the carrying value of assets and liabilities, severance charges, and the assessment of collectability on revenue recognition. We consider this to be a non-recurring special item and management has reviewed the results of its business segments excluding these impacts.
Atleos’s definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP.
Use of Certain Terms
Recurring revenue All revenue streams from contracts where there is a predictable revenue pattern that will occur at regular intervals with a relatively high degree of certainty. This includes hardware and software maintenance revenue, processing revenue, interchange and network revenue, Bitcoin related revenue, and certain professional services arrangements, as well as term-based software license arrangements that include customer termination rights.
Reconciliation of Net Income Attributable to Atleos (GAAP) to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)

$ in millions	Q3 2023	Q3 2022
Net income attributable to Atleos (GAAP)	$(58)	$64
Interest expense	2	—
Related party interest expense, net	4	6
Income tax expense	147	36
Depreciation and amortization expense	38	42
Acquisition-related amortization of intangibles	24	25
Stock-based compensation expense	12	14
Separation costs	46	—
Transformation and restructuring	1	10
Pension mark-to-market adjustments	(6)	—
Adjusted EBITDA (Non-GAAP)	$210	$197

NCR ATLEOS CORPORATION COMBINED STATEMENTS OF OPERATIONS (Unaudited) (in millions, except per share amounts)	Schedule A

	For the Periods Ended September 30
	Three Months		Nine Months
	2023	2022	2023	2022

Product revenue	$252	$260	$748	$794
Service revenue	815	770	2,345	2,272
Total revenue	1,067	1,030	3,093	3,066
Cost of products	209	225	619	719
Cost of services	590	564	1,739	1,670
Total gross margin	268	241	735	677
% of Revenue	25.1%	23.4%	23.8%	22.1%
Selling, general and administrative expenses	160	131	445	446
Research and development expenses	17	7	54	52
Income from operations	91	103	236	179
% of Revenue	8.5%	10.0%	7.6%	5.8%
Interest expense	(2)	—	(2)	—
Related party interest expense, net	(4)	(6)	(13)	(23)
Other income (expense), net	5	3	6	—
Total interest and other expense, net	(1)	(3)	(9)	(23)
Income before income taxes	90	100	227	156
% of Revenue	8.4%	9.7%	7.3%	5.1%
Income tax expense	147	36	195	54
Net income (loss)	(57)	64	32	102
Net income (loss) attributable to noncontrolling interests	1	—	1	1
Net income (loss) attributable to Atleos	$(58)	$64	$31	$101

Net income (loss) per share attributable to Atleos common stockholders - basic and diluted	$(0.82)	$0.91	$0.44	$1.43
Number of basic and diluted shares outstanding (1)	70.6	70.6	70.6	70.6
(1)On October 16, 2023, the date of Separation, 70,606,892 shares of Atleos's Common Stock, par value $0.01 per share, were distributed to Voyix shareholders of record as of October 2, 2023, the Record Date. This share amount is utilized for the calculation of basic and diluted earnings per share for all periods presented prior to the Separation. For the three and nine months ended September 30, 2023 and 2022, these shares are treated as issued and outstanding for purposes of calculating historical earnings per share. For periods prior to the Separation, it is assumed that there are no dilutive equity instruments as there were no equity awards of Atleos outstanding prior to the Separation.

NCR ATLEOS CORPORATION REVENUE AND ADJUSTED EBITDA SUMMARY (Unaudited) (in millions)	Schedule B

	For the Periods Ended September 30
	Three Months			Nine Months
	2023	2022	% Change	2023	2022	% Change
Revenue by segment
Self-Service Banking	$656	$631	4%	$1,916	$1,899	1%
Network	335	313	7%	944	900	5%
T&T	49	53	(8)%	148	166	(11)%
Total segment revenue	1,040	997	4%	3,008	2,965	1%
Other (1)	27	33	(18)%	85	92	(8)%
Other adjustment (2)	—	—		—	9	(100)%
Combined revenue	$1,067	$1,030	4%	$3,093	$3,066	1%

Adjusted EBITDA by segment
Self-Service Banking	$172	$140	23%	484	390	24%
Self-Service Banking Adjusted EBITDA margin %	26.2%	22.2%		25.3%	20.5%
Network	113	99	14%	279	271	3%
Network Adjusted EBITDA margin %	33.7%	31.6%		29.6%	30.1%
T&T	10	11	(9)%	26	35	(26)%
T&T Adjusted EBITDA margin %	20.4%	20.8%		17.6%	21.1%
Other (1)	7	8	(13)%	26	6	333%
Corporate (3)	(92)	(61)	51%	(261)	(204)	28%
Total Adjusted EBITDA	$210	$197	7%	$554	$498	11%
Total Adjusted EBITDA margin %	19.7%	19.1%		17.9%	16.2%
(1)Other represents certain other immaterial business operations, including commerce-related operations in countries that Voyix exited that are aligned to Atleos, that do not represent a reportable segment.
(2)Other adjustment reflects the revenue attributable to the Company’s operations in Russia that were excluded from management's measure of revenue due to our decision to suspend sales to Russia in the first quarter of 2022 and the anticipated orderly wind down of our operations in Russia. Refer to the section entitled “Non-GAAP Financial Measures” for additional information.
(3)Corporate includes income and expenses related to corporate functions and certain allocations from our Parent that are not specifically attributable to an individual reportable segment.